UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

Barnes & Noble Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37499	46-0599018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Mountainview Blvd., Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

(908) 991-2665

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In connection with the preparation of Barnes & Noble Education, Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended April 30, 2022 (the “2022 Form 10-K”), the Company identified out of period adjustments primarily related to income tax benefit related to the recording of an additional deferred tax valuation allowance, and restructuring and other charges related to severance costs, for the 52 weeks ended May 1, 2021, the 13 weeks ended July 31, 2021, the 26 weeks ended October 30. 2021 and the 39 weeks ended January 29, 2022 (the “Non-Reliance Periods”). On June 27, 2022, the Audit Committee of the Board of Directors of the Company, in consultation with management of the Company, concluded that the previously issued consolidated financial statements for the Non-Reliance Periods should be restated with respect to the adjustments described above. Considering such restatement, the financial statements for the Non-Reliance Periods should no longer be relied upon.

The Company expects the foregoing adjustments to result in an increase in its Fiscal Year 2021 reported net loss of $8 million. The foregoing adjustments had no impact on Adjusted EBITDA, cash flows or liquidity of the Company for the Non-Reliance Periods.

The Company does not plan to file amendments to the Company’s previously filed Form 10-Qs and Form 10-K for the restated financials for the Non-Reliance Periods and will include the restated financials in the 2022 Form 10-K, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on June 29, 2022. Investors and others should rely on the financial information and other disclosures regarding the Non-Reliance Periods as disclosed in the upcoming 2022 Form 10-K and in future filings with the SEC (as applicable).

In addition, the Company’s management has concluded that there was a material weakness in internal control over financial reporting relating to the income tax benefit adjustment described above. The Company’s remediation plan with respect to such material weakness will be described in the 2022 Form 10-K.

The Audit Committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2022

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name: Title:	Michael C. Miller Executive Vice President, Corporate Development & Affairs and Chief Legal Officer